Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2023 THIRD-QUARTER RESULTS

WALL, N.J., August 3, 2023 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the third quarter of fiscal 2023. Highlights include:

•	Consolidated net income of $1.5 million, compared with net income of $13.1 million in the third quarter of fiscal 2022
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $9.7 million, or $0.10 per share, compared to a net financial loss of $(3.6) million, or $(0.04) per share, in the third quarter of fiscal 2022

•	Re-affirmed fiscal 2023 net financial earnings per share (NFEPS) guidance range of $2.62 to $2.72
•	Maintains long-term projected NFEPS growth rate of 7 to 9 percent(1)

Third-quarter fiscal 2023 net income totaled $1.5 million, or $0.02 per share, compared with net income of $13.1 million, or $0.14 per share, during the same period in fiscal 2022. Fiscal 2023 year-to-date net income totaled $227.7 million, or $2.35 per share, compared with $220.4 million, or $2.29 per share, for the same period in fiscal 2022.

Third-quarter fiscal 2023 NFE totaled $9.7 million, or $0.10 per share, compared to a net financial loss of $(3.6) million, or $(0.04) per share, during the same period in fiscal 2022. Fiscal 2023 year-to-date NFE totaled $232.3 million, or $2.40 per share, compared with $192.4 million, or $2.00 per share, for the same period in fiscal 2022.

Steve Westhoven, President and CEO, stated, "We are on track to achieve net financial earnings within our fiscal 2023 guidance range, which was increased by $0.20 earlier this year, reflecting the strength of our diversified business model. We have continued our momentum at CEV, increasing our in-service capacity and growing our pipeline, with fiscal 2023 representing the largest year of capacity growth in CEV's history."

Key Performance Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
($ in Thousands)	2023	2022	2023	2022
Net income	$1,532	$13,053	$227,700	$220,400
Basic EPS	$0.02	$0.14	$2.35	$2.29
Net financial earnings (loss)	$9,670	$(3,551)	$232,264	$192,425
Basic net financial earnings (loss) per share	$0.10	$(0.04)	$2.40	$2.00

(1)	NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021

NJR Reports Third Quarter Fiscal 2023 Results

A reconciliation of net income to NFE for the three and nine months ended June 30, 2023 and 2022, is provided below.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2023	2022	2023	2022
Net income	$1,532	$13,053	$227,700	$220,400
Add:
Unrealized gain on derivative instruments and related transactions	(12,970)	(17,891)	(30,502)	(58,060)
Tax effect	3,083	4,253	7,250	13,809
Effects of economic hedging related to natural gas inventory	24,116	428	36,885	25,160
Tax effect	(5,731)	(102)	(8,766)	(5,979)
Gain on equity method investment	(100)	(4,021)	(300)	(4,021)
Tax effect	24	1,003	74	1,003
NFE tax adjustment	(284)	(274)	(77)	113
Net financial earnings (loss)	$9,670	$(3,551)	$232,264	$192,425

Weighted Average Shares Outstanding
Basic	97,168	96,154	96,849	96,055
Diluted	97,886	96,620	97,538	96,527

Basic earnings per share	$0.02	$0.14	$2.35	$2.29
Add:
Unrealized gain on derivative instruments and related transactions	(0.14)	(0.19)	(0.31)	(0.60)
Tax effect	0.03	0.04	0.07	0.14
Effects of economic hedging related to natural gas inventory	0.25	—	0.38	0.26
Tax effect	(0.06)	—	(0.09)	(0.06)
Gain on equity method investment	—	(0.04)	—	(0.04)
Tax effect	—	0.01	—	0.01
Basic net financial earnings (loss) per share	$0.10	$(0.04)	$2.40	$2.00

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Third Quarter Fiscal 2023 Results

A table detailing NFE for the three and nine months ended June 30, 2023 and 2022, is provided below.

Net financial earnings (loss) by Business Unit

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2023	2022	2023	2022
New Jersey Natural Gas	$891	$2,648	$156,252	$156,511
Clean Energy Ventures	7,267	(5,098)	(5,694)	(18,410)
Storage and Transportation	2,358	3,526	11,051	11,113
Energy Services	(1,604)	(5,003)	72,054	42,504
Home Services and Other	523	215	1,307	1,113
Subtotal	9,435	(3,712)	234,970	192,831
Eliminations	235	161	(2,706)	(406)
Total	$9,670	$(3,551)	$232,264	$192,425

Fiscal 2023 NFE Guidance:

NJR re-affirmed its fiscal 2023 NFE guidance range of $2.62 to $2.72, which was increased by $0.20 per share in the first quarter of fiscal 2023, subject to the risks and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected contributions from its business segments for fiscal 2023:

Company	Expected Fiscal 2023 Net Financial Earnings Contribution
New Jersey Natural Gas	48 to 53 percent
Clean Energy Ventures	18 to 20 percent
Storage and Transportation	4 to 8 percent
Energy Services	20 to 25 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2023 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported third-quarter fiscal 2023 NFE of $0.9 million, compared to NFE of $2.6 million during the same period in fiscal 2022. The decrease in NFE for the quarter was due primarily to higher depreciation and operating expenses, partially offset by higher utility gross margin. Fiscal 2023 year-to-date NFE were $156.3 million, which was flat compared to NFE of $156.5 million during the same period in fiscal 2022.

NJR Reports Third Quarter Fiscal 2023 Results

Customer Growth:

•
NJNG added 5,892 new customers during the first nine months of fiscal 2023, compared with 5,274 during the same period in fiscal 2022. NJNG expects these new customers to contribute approximately $5.0 million of incremental utility gross margin on an annualized basis.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During the first nine months of fiscal 2023, NJNG has spent $33.5 million under the program on various distribution system reinforcement projects. On March 30, 2023, NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures of $31.4 million through June 30, 2023, resulting in a $3.2 million revenue increase, with a proposed effective date of October 1, 2023.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $2.9 million to utility gross margin in the third quarter of fiscal 2023, compared with $1.9 million during the same period in fiscal 2022. Fiscal 2023 year-to-date, these programs contributed $17.4 million to utility gross margin, compared with $12.1 million during the same period in fiscal 2022. The increase in NFE for the fiscal 2023 quarter and year-to-date period was due primarily to an increase in storage incentive margin.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $39.7 million during the first nine months of fiscal 2023 in energy-efficiency upgrades for  customers' homes and businesses. NJNG recovered $15.9 million of its outstanding investments during the first nine months of fiscal 2023 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported third-quarter fiscal 2023 net financial earnings of $7.3 million, compared with net financial loss of $(5.1) million during the same period in fiscal 2022. Fiscal 2023 year-to-date net financial loss was $(5.7) million, compared with net financial loss of $(18.4) million during the same period in fiscal 2022. The increase in NFE for the quarter was due primarily to a reversal of a valuation allowance on certain deferred tax assets during June 2023, which was determined to be no longer required. The increase in fiscal 2023 year-to-date NFE was due to the aforementioned reversal.

Solar Investment Update:
•	During the first nine months of fiscal 2023, CEV placed 6 commercial projects into service, adding approximately 51 MW to total installed capacity.
•	As of June 30, 2023, CEV had approximately 441MW of solar capacity (including residential) in service in New Jersey, Rhode Island, New York and Connecticut.
•	Subsequent to quarter end, CEV acquired two operational assets, adding approximately 21MW of installed capacity for a total of approximately 462MW (including residential) currently in service.

NJR Reports Third Quarter Fiscal 2023 Results

Storage and Transportation

Storage and Transportation reported third-quarter fiscal 2023 NFE of $2.4 million, compared with NFE of $3.5 million during the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $11.1 million, compared with NFE of $11.1 million during the same period in fiscal 2022. NFE for both periods decreased due to increased depreciation and interest expenses; partially offset by increased revenue.

Energy Services

Energy Services reported third-quarter fiscal 2023 net financial loss of $(1.6) million compared with net financial loss of $(5.0) million for the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $72.1 million, compared with NFE of $42.5 million during the same period in fiscal 2022. The improvement in NFE for the third quarter compared to the prior year period was due to higher financial margin and lower operating expenses. The increase in fiscal 2023 year-to-date NFE were due to higher natural gas price volatility during periods of colder than expected weather in December 2022 and February 2023, allowing Energy Services to capture additional margin.

Home Services and Other Operations

Home Services and Other Operations reported third-quarter fiscal 2023 NFE of $0.5 million compared with NFE of $0.2 million for the same period in fiscal 2022. Fiscal 2023 year-to-date NFE were $1.3 million, compared with NFE of $1.1 million during the same period in fiscal 2022. The increase in NFE for the quarter and year-to-date period was due primarily to increased installation and service contract revenue.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first nine months of fiscal 2023, capital expenditures were $370.0 million, including accruals, of which $274.9 million were related to NJNG, compared with $419.4 million, of which $194.8 million were related to NJNG, during the same period in fiscal 2022. The decrease in capital expenditures was primarily due to the completion of the Adelphia Gateway Pipeline project, which was placed into service in September 2022.

•
During the first nine months of fiscal 2023, cash flows from operations were $387.9 million, compared with cash flows from operations of $235.9 million during the same period of fiscal 2022. The increase in operating cash flows was due to increased earnings and decreased working capital requirements as a result of a decline in gas prices during the period.

NJR Reports Third Quarter Fiscal 2023 Results

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2023, projected NFEPS growth rates, forecasted contribution of business segments to NJR’s NFE for fiscal 2023, customer growth at NJNG and their expected contributions, infrastructure programs and investments future decarbonization opportunities including IIP, the outcome or timing of future Base Rate Cases with the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and certain transactions related to NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

NJR Reports Third Quarter Fiscal 2023 Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,700 miles of natural gas transportation and distribution infrastructure to serve over 574,900 customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of approximately 441 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Third Quarter Fiscal 2023 Results

NEW JERSEY RESOURCES
 CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2023	2022	2023	2022
OPERATING REVENUES
Utility	$144,971	$199,357	$902,880	$937,266
Nonutility	119,104	352,978	728,789	1,203,227
Total operating revenues	264,075	552,335	1,631,669	2,140,493
OPERATING EXPENSES
Gas purchases
Utility	42,344	100,277	381,160	435,438
Nonutility	75,917	290,806	468,351	980,135
Related parties	1,870	1,838	5,467	5,567
Operation and maintenance	94,213	88,373	272,809	243,143
Regulatory rider expenses	6,120	8,360	47,525	55,941
Depreciation and amortization	38,877	32,872	113,650	94,700
Total operating expenses	259,341	522,526	1,288,962	1,814,924
OPERATING INCOME	4,734	29,809	342,707	325,569
Other income, net	5,711	4,288	15,145	12,551
Interest expense, net of capitalized interest	30,119	21,411	89,871	59,814
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(19,674)	12,686	267,981	278,306
Income tax (benefit) provision	(20,505)	4,434	43,059	64,051
Equity in earnings of affiliates	701	4,801	2,778	6,145
NET INCOME	$1,532	$13,053	$227,700	$220,400

EARNINGS PER COMMON SHARE
Basic	$0.02	$0.14	$2.35	$2.29
Diluted	$0.02	$0.14	$2.33	$2.28

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	97,168	96,154	96,849	96,055
Diluted	97,886	96,620	97,538	96,527

NJR Reports Third Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2023	2022	2023	2022
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$1,532	$13,053	$227,700	$220,400
Add:
Unrealized gain on derivative instruments and related transactions	(12,970)	(17,891)	(30,502)	(58,060)
Tax effect	3,083	4,253	7,250	13,809
Effects of economic hedging related to natural gas inventory	24,116	428	36,885	25,160
Tax effect	(5,731)	(102)	(8,766)	(5,979)
Gain on equity method investment	(100)	(4,021)	(300)	(4,021)
Tax effect	24	1,003	74	1,003
NFE tax adjustment	(284)	(274)	(77)	113
Net financial earnings (loss)	$9,670	$(3,551)	$232,264	$192,425

Weighted Average Shares Outstanding
Basic	97,168	96,154	96,849	96,055
Diluted	97,886	96,620	97,538	96,527

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.02	$0.14	$2.35	$2.29
Add:
Unrealized gain on derivative instruments and related transactions	$(0.14)	$(0.19)	$(0.31)	$(0.60)
Tax effect	$0.03	$0.04	$0.07	$0.14
Effects of economic hedging related to natural gas inventory	$0.25	$—	$0.38	$0.26
Tax effect	$(0.06)	$—	$(0.09)	$(0.06)
Gain on equity method investment	$—	$(0.04)	$—	$(0.04)
Tax effect	$—	$0.01	$—	$0.01
Basic net financial earnings (loss) per share	$0.10	$(0.04)	$2.40	$2.00

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$145,308	$199,695	$903,892	$938,279
Less:
Natural gas purchases	44,669	102,624	388,134	442,441
Operating and maintenance (1)	31,436	25,034	88,441	64,924
Regulatory rider expense	6,120	8,360	47,525	55,941
Depreciation and amortization	25,825	23,951	76,034	70,188
Gross margin	37,258	39,726	303,758	304,785
Add:
Operating and maintenance (1)	31,436	25,034	88,441	64,924
Depreciation and amortization	25,825	23,951	76,034	70,188
Utility gross margin	$94,519	$88,711	$468,233	$439,897
(1) Excludes selling, general and administrative expenses of $26.9 million and $26.5 million for the three months ended June 30, 2023 and 2022, respectively, and $78.1 million and $76.1 million for the nine months ended June 30, 2023 and 2022, respectively.

NJR Reports Third Quarter Fiscal 2023 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2023	2022	2023	2022
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$70,172	$307,815	$588,684	$1,089,704
Less:
Natural Gas purchases	76,599	290,767	471,000	980,600
Operation and maintenance (1)	3,244	5,617	14,366	12,864
Depreciation and amortization	51	34	170	94
Gross margin	(9,722)	11,397	103,148	96,146
Add:
Operation and maintenance (1)	3,244	5,617	14,366	12,864
Depreciation and amortization	51	34	170	94
Unrealized gain on derivative instruments and related transactions	(13,601)	(16,470)	(39,692)	(61,671)
Effects of economic hedging related to natural gas inventory	24,116	428	36,885	25,160
Financial margin	$4,088	$1,006	$114,877	$72,593
(1) Excludes selling, general and administrative expenses of $0.5 million and $0.6 million for the three months ended June 30, 2023 and 2022, respectively, and $(1.2) million and $1.7 million for the nine months ended June 30, 2023 and 2022, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(9,336)	$7,501	$74,271	$70,214
Add:
Unrealized gain on derivative instruments and related transactions	(13,601)	(16,470)	(39,692)	(61,671)
Tax effect	3,232	3,914	9,433	14,667
Effects of economic hedging related to natural gas	24,116	428	36,885	25,160
Tax effect	(5,731)	(102)	(8,766)	(5,979)
NFE tax adjustment	(284)	(274)	(77)	113
Net financial (loss) earnings	$(1,604)	$(5,003)	$72,054	$42,504

NJR Reports Third Quarter Fiscal 2023 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2023	2022	2023	2022
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$145,308	$199,695	$903,892	$938,279
Clean Energy Ventures	13,178	13,795	40,376	35,805
Energy Services	70,172	307,815	588,684	1,089,704
Storage and Transportation	22,201	16,390	69,926	41,875
Home Services and Other	14,955	14,220	42,669	41,393
Sub-total	265,814	551,915	1,645,547	2,147,056
Eliminations	(1,739)	420	(13,878)	(6,563)
Total	$264,075	$552,335	$1,631,669	$2,140,493

Operating Income (Loss)
Natural Gas Distribution	$10,391	$13,200	$225,700	$228,694
Clean Energy Ventures	(3,344)	(1,209)	(8,667)	(7,877)
Energy Services	(10,177)	10,833	104,370	94,479
Storage and Transportation	7,207	4,240	26,524	9,296
Home Services and Other	712	477	1,900	2,240
Sub-total	4,789	27,541	349,827	326,832
Eliminations	(55)	2,268	(7,120)	(1,263)
Total	$4,734	$29,809	$342,707	$325,569

Equity in Earnings of Affiliates
Storage and Transportation	$377	$5,274	$2,263	$7,586
Eliminations	324	(473)	515	(1,441)
Total	$701	$4,801	$2,778	$6,145

Net Income (Loss)
Natural Gas Distribution	$891	$2,648	$156,252	$156,511
Clean Energy Ventures	7,267	(5,098)	(5,694)	(18,410)
Energy Services	(9,336)	7,501	74,271	70,214
Storage and Transportation	2,434	6,544	11,277	14,131
Home Services and Other	523	215	1,307	1,113
Sub-total	1,779	11,810	237,413	223,559
Eliminations	(247)	1,243	(9,713)	(3,159)
Total	$1,532	$13,053	$227,700	$220,400

Net Financial Earnings (Loss)
Natural Gas Distribution	$891	$2,648	$156,252	$156,511
Clean Energy Ventures	7,267	(5,098)	(5,694)	(18,410)
Energy Services	(1,604)	(5,003)	72,054	42,504
Storage and Transportation	2,358	3,526	11,051	11,113
Home Services and Other	523	215	1,307	1,113
Sub-total	9,435	(3,712)	234,970	192,831
Eliminations	235	161	(2,706)	(406)
Total	$9,670	$(3,551)	$232,264	$192,425

Throughput (Bcf)
NJNG, Core Customers	19.5	20.0	75.3	78.6
NJNG, Off System/Capacity Management	13.8	20.3	52.4	69.4
Energy Services Fuel Mgmt. and Wholesale Sales	24.0	40.7	109.0	180.9
Total	57.3	81.0	236.7	328.9

Common Stock Data
Yield at June 30,	3.3%	3.3%	3.3%	3.3%
Market Price at June 30,	$47.20	$44.53	$47.20	$44.53
Shares Out. at June 30,	97,496	96,160	97,496	96,160
Market Cap. at June 30,	$4,601,825	$4,282,015	$4,601,825	$4,282,015

NJR Reports Third Quarter Fiscal 2023 Results

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer and weather data)	2023	2022	2023	2022
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$145,308	$199,695	$903,892	$938,279
Less:
Natural gas purchases	44,669	102,624	388,134	442,441
Operating and maintenance (1)	31,436	25,034	88,441	64,924
Regulatory rider expense	6,120	8,360	47,525	55,941
Depreciation and amortization	25,825	23,951	76,034	70,188
Gross margin	37,258	39,726	303,758	304,785
Add:
Operating and maintenance (1)	31,436	25,034	88,441	64,924
Depreciation and amortization	25,825	23,951	76,034	70,188
Total Utility Gross Margin	$94,519	$88,711	$468,233	$439,897
(1) Excludes selling, general and administrative expenses of $26.9 million and $26.5 million for the three months ended June 30, 2023 and 2022, respectively, and $78.1 million and $76.1 million for the nine months ended June 30, 2023 and 2022, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$59,723	$55,597	$321,017	$303,716
Commercial, Industrial & Other	14,897	15,387	65,742	64,609
Firm Transportation	15,815	14,729	61,503	57,101
Total Firm Margin	90,435	85,713	448,262	425,426
Interruptible	1,149	1,060	2,572	2,420
Total System Margin	91,584	86,773	450,834	427,846
Off System/Capacity Management/FRM/Storage Incentive	2,935	1,938	17,399	12,051
Total Utility Gross Margin	94,519	88,711	468,233	439,897
Operation and maintenance expense	58,303	51,560	166,499	141,015
Depreciation and amortization	25,825	23,951	76,034	70,188
Operating Income	$10,391	$13,200	$225,700	$228,694

Net Income	$891	$2,648	$156,252	$156,511

Net Financial Earnings	$891	$2,648	$156,252	$156,511

Throughput (Bcf)
Residential	5.7	6.7	39.9	42.3
Commercial, Industrial & Other	1.2	1.3	7.7	7.9
Firm Transportation	2.2	2.3	10.7	11.5
Total Firm Throughput	9.1	10.3	58.3	61.7
Interruptible	10.4	9.7	17.0	16.9
Total System Throughput	19.5	20.0	75.3	78.6
Off System/Capacity Management	13.8	20.3	52.4	69.4
Total Throughput	33.3	40.3	127.7	148.0

Customers
Residential	518,359	510,931	518,359	510,931
Commercial, Industrial & Other	32,084	31,469	32,084	31,469
Firm Transportation	24,360	26,152	24,360	26,152
Total Firm Customers	574,803	568,552	574,803	568,552
Interruptible	83	29	83	29
Total System Customers	574,886	568,581	574,886	568,581
Off System/Capacity Management*	14	19	14	19
Total Customers	574,900	568,600	574,900	568,600
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	389	452	3,869	4,097
Normal	470	483	4,474	4,477
Percent of Normal	82.8%	93.6%	86.5%	91.5%

NJR Reports Third Quarter Fiscal 2023 Results

(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer, RECs and megawatt)	2023	2022	2023	2022
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$184	$1,010	$10,307	$7,839
TREC sales	4,720	1,709	8,007	3,574
Solar electricity sales and other	5,243	8,128	13,174	15,839
Sunlight Advantage	3,031	2,948	8,888	8,553
Total Operating Revenues	$13,178	$13,795	$40,376	$35,805

Depreciation and Amortization	$6,672	$5,358	$18,713	$15,902

Operating Loss	$(3,344)	$(1,209)	$(8,667)	$(7,877)

Income Tax Benefit	$(18,237)	$(1,526)	$(23,079)	$(5,524)

Net Income (Loss)	$7,267	$(5,098)	$(5,694)	$(18,410)

Net Financial Earnings (Loss)	$7,267	$(5,098)	$(5,694)	$(18,410)

Solar Renewable Energy Certificates Generated	130,978	120,779	292,753	278,681

Solar Renewable Energy Certificates Sold	1,314	6,573	48,871	38,773

Transition Renewable Energy Certificates Generated	31,144	12,210	52,013	25,471

Solar Renewable Energy Certificates II Generated	2,973	—	5,803	—

Solar Megawatts Under Construction	13.8	75.5	13.8	75.5

ENERGY SERVICES

Operating Income
Operating revenues	$70,172	$307,815	$588,684	$1,089,704
Less:
Gas purchases	76,599	290,767	471,000	980,600
Operation and maintenance expense	3,699	6,181	13,144	14,531
Depreciation and amortization	51	34	170	94
Operating (Loss) Income	$(10,177)	$10,833	$104,370	$94,479

Net (Loss) Income	$(9,336)	$7,501	$74,271	$70,214

Financial Margin	$4,088	$1,006	$114,877	$72,593

Net Financial (Loss) Earnings	$(1,604)	$(5,003)	$72,054	$42,504

Gas Sold and Managed (Bcf)	24.0	40.7	109.0	180.9

STORAGE AND TRANSPORTATION

Operating Revenues	$22,201	$16,390	$69,926	$41,875

Equity in Earnings of Affiliates	$377	$5,274	$2,263	$7,586

Operation and Maintenance Expense	$8,687	$7,840	$23,951	$22,524

Other Income, Net	$1,815	$1,882	$4,829	$7,141

Interest Expense	$6,430	$3,177	$19,265	$7,160

Income Tax Provision	$535	$1,675	$3,074	$2,732

Net Income	$2,434	$6,544	$11,277	$14,131

Net Financial Earnings	$2,358	$3,526	$11,051	$11,113

HOME SERVICES AND OTHER

Operating Revenues	$14,955	$14,220	$42,669	$41,393

Operating Income	$712	$477	$1,900	$2,240

Net Income	$523	$215	$1,307	$1,113

Net Financial Earnings	$523	$215	$1,307	$1,113

Total Service Contract Customers at Jun 30	101,748	105,022	101,748	105,022